4.35


------------------------------------------------------ -------------------------

Invoice                                                Mark Rumph
Invoice Number: 210                                    8 Silkberry
Date: April 5, 2004                                    Irvine, CA 92604
                                                       (949) 394 5537

------------------------------------------------------ -------------------------


-------------------------------- -----------------------------------------------

To:                              Ship to (if different address):
BioGentec
2445 McCabe Way
Irvine, CA 92614
949-757-0001
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

  Hours                 DESCRIPTION                                         Unit Price             TOTAL
-------- ------------------------------------------------------------- --------------------- ----------------
           9/1/03- 11/31/03 14 hours per Month 3 Months total 48 hours.
  42                                                                        $50.00                 $2100.00


          The on-going computer support, network support, phone
          system support and general IS support for BioGentec
          Incorporated
  28                                                                        $50.00                 $1400.00



                                                                                                    $328.56
                                                                                                     $31.22

           12/1/03- 1/31/04 14 hours per Month 2 Months total 28 hours.     Sub Total              $3859.78

                                                                            ----------------- ----------------

  14                                                                        $50.00   $700.00      No Charge
          The on-going computer support, network support, phone
          system support and general IS support for BioGentec
          Incorporated
  5                                                                         $50.00    $250.00     No Charge
          Micro Center Invoices Paid by Mark Rumph
                    5 backup Tapes From Micro Center
                    5 Port Hub and Cables
  6                                                                         50.00    $300.00

          Last Invoice__________________________


          2/1/04- 2/29/04 14 hours One Month    No Charge



        The on-going computer support, network support, phone system support and general IS support for BioGentec
        Incorporated

        Chris               Alinis 2/6 1:0, 2/9 1:5, 2/11 1:0,
                                  2/20 1.5 Support on the cut over
                                  from Mpower to
              Xo                          Communication.

              Chris Alinis    2/23  2.0   OnSite Suppport Virus Infection
                                    2/29  4.0    Rebuild P/C Virus Infection


              Please Pay 2159.78 in cash.
                  2000.00 in Company Stock
------------- ------------------------------------------------------------------------ ---------------------
                                                                            Sub Total               4159.78
                                                                                       =====================
                                                                            TOTAL DUE               4159.78
                                                                                       =====================